UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INSTITUTIONAL TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(set forth the amount on which the filing fee is calculated and state how it was determined):
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[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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4)Date Filed:

DB3/ 203402263.1

Legg Mason Product Updates

September 28, 2020 – Legg Mason Funds

As part of our ongoing commitment to keep you informed about our product line-up, included below are updates to existing products.

Legg Mason Open-End Funds Shareholder Meeting Update for September 25, 2020 and Franklin Templeton Acquisition Closing

At the September 25, 2020 Special Meetings of Shareholders, an additional three (3) funds successfully passed the proposals to approve new management and subadvisory agreements. Western Asset Institutional U.S. Treasury Reserves and Western Asset Intermediate Maturity California Municipals Fund still have not yet obtained a sufficient number of votes to approve the new agreements. Meetings for these 2 funds have been adjourned to permit the continued solicitation of shareholder votes with meetings scheduled for October 9, 2020 at 4:30 p.m. Eastern Time for Western Asset Institutional U.S. Treasury Reserves and November 6, 2020 at 4:30 p.m. Eastern Time for Western Asset Intermediate Maturity California Municipals Fund. Also, the record date for Western Asset Intermediate Maturity California Municipals Fund is re-set to September 28, 2020.

As previously communicated, due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of its shareholders, the meetings will be held in a virtual meeting format only. The meetings will be accessible solely by means of remote communication.

Federal law mandates a high rate of voter participation. Please understand that these are not routine proxy votes. We recognize this process has been challenging for you and for your investor clients. We must continue to ask for your help in encouraging shareholders to vote. If this communication comes after you voted, please accept our apologies for any inconvenience, and we thank you.  We appreciate any and all assistance you can give to this important effort.

You could lose money by investing in a money market fund. Although certain money market funds seek to preserve the value of your investment at $1.00 per share, they cannot guarantee they will do so. Because the share price of certain money market funds will fluctuate when you sell your shares in those funds, they may be worth less than what you originally paid for them. A money market fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if a fund's liquidity falls below required minimums because of market conditions or other factors. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. A money market fund's sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.

All investments involve risk, including the loss of principal.

©2020 Legg Mason Investor Services, LLC, member FINRA, SIPC. Legg Mason Investor Services, LLC and all entities mentioned are wholly-owned subsidiaries of Franklin Resources, Inc.

Before investing, carefully consider a fund’s investment objectives, risks, charges and expenses. You can find this and other information in each prospectus, and summary prospectus, at www.leggmasonfunds.com. Please read the prospectus carefully.

Intended for Home Office Use Only. Not for Use with the Public.

Legg Mason Product Updates

September 28, 2020 – Western Asset Liquidity Funds

As part of our ongoing commitment to keep you informed about our product line-up, included below are updates to existing products.

Western Asset Liquidity Funds Adjournment of Special Meeting of Shareholders to

October 9, 2020 and Franklin Templeton Acquisition Closing

We would like to provide an update on the status of the Legg Mason and Western Asset liquidity fund proxy effort. Although several liquidity Funds have successfully passed the proposals to approve new management and subadvisory agreements, there is currently one (1) liquidity Fund that has not yet obtained a sufficient number of votes to approve the new agreements. The Fund is as follows:

Western Asset Institutional U.S. Treasury Reserves

The Special Meeting of Shareholders has been adjourned to October 9, 2020 at 4:30 p.m. Eastern Time in order to solicit additional shareholder votes. As previously communicated, due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of its shareholders, the meeting will be held in a virtual meeting format only. The meeting will be accessible solely by means of remote communication.

Federal law mandates a high rate of voter participation. Please understand that these are not routine proxy votes. We recognize this process has been challenging for you and for your investor clients. We must continue to ask for your help in encouraging shareholders to vote. If this communication comes after you voted, please accept our apologies for any inconvenience, and we thank you.

Please understand that up until the October 9 shareholder meeting (to be held in virtual format), our proxy solicitors regrettably must continue the telephone calls and mailings to shareholders in this fund who still have not voted. The best way to put an end to these calls (which we also want, very much) is simple: please vote.

As always, the Western Asset Client service team is available to assist you with obtaining copies of the shareholder proxy and any information needed to vote your shares. Please contact your relationship manager for assistance.

For your convenience, the Western Asset Client Service Team’s contact information is below:

Matt.jones@westernasset.com

(203) 451 9580

Thomas.groark@westernasset.com

(914) 261 0677

John.bonczek@westernasset.com

(917) 439 9210

Jason.straker@westernasset.com

(310) 795 5998

We thank you as always for your business, and for your understanding.

* * continues below * *

You could lose money by investing in a money market fund. Although certain money market funds seek to preserve the value of your investment at $1.00 per share, they cannot guarantee they will do so. Because the share price of certain money market funds will fluctuate when you sell your shares in those funds, they may be worth less than what you originally paid for them. A money market fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if a fund's liquidity falls below required minimums because of market conditions or other factors. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. A money market fund's sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.

All investments involve risk, including the loss of principal.

©2020 Legg Mason Investor Services, LLC, member FINRA, SIPC. Legg Mason Investor Services, LLC and all entities mentioned are wholly-owned subsidiaries of Franklin Resources, Inc.

Before investing, carefully consider a fund’s investment objectives, risks, charges and expenses. You can find this and other information in each prospectus, and summary prospectus, at www.leggmasonfunds.com. Please read the prospectus carefully.

Intended for Home Office Use Only. Not for Use with the Public.